USA Truck Reports First Quarter 2019 Results

•1Q 2019 net income of $1.5 million, or $0.18 per diluted share versus 1Q 2018 net income of $1.0 million, or $0.13 per diluted share
•1Q 2019 adjusted net income of $2.0 million, or $0.24 per diluted share, when adjusted for acquisition related intangible amortization and severance costs versus 1Q 2018 adjusted net income of $1.1 million, or $0.14 per diluted share

•	1Q 2019 consolidated operating revenue increased 7.2% to $134.0 million from $125.0 million in 1Q 2018

•	Continued year over year improvement in base revenue per available tractor per week

Van Buren, AR – April 25, 2019 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three months ended March 31, 2019.

For the quarter ended March 31, 2019, consolidated operating revenue was $134.0 million compared to $125.0 million for the prior-year period. Base revenue, which excludes fuel surcharge revenue, was $118.4 million compared to $110.3 million for the 2018 period. The Company reported net income of $1.5 million, or $0.18 per diluted share for the first quarter 2019 and adjusted net income of $2.0 million, or $0.24 per diluted share, compared to net income and adjusted net income of $1.0 million, or $0.13 per diluted share and $1.1 million, or $0.14 per diluted share, respectively, for the same quarter in 2018. The Company's first quarter 2019 consolidated operating ratio was 97.1%, compared to 98.1% in the comparable 2018 quarter.

President and CEO James Reed commented, "The first quarter of 2019 marks the 2nd consecutive first quarter of profitability and the most profitable first quarter since 2006. Add that to seven consecutive quarters of profitability, and our leadership team can drop the ‘new’ moniker - this team continues to improve results quarter after quarter and year after year. The first quarter was important in the making of USA Truck’s narrative about our ability to compete, our self-help story, and our position in the marketplace.

The quarter presented a complex environment with dropping spot rates that put pressure on our logistics business, a continued challenging driver market, increasing fuel prices, relative seasonally soft first quarter demand, and another unusually difficult weather season. Despite that, USA Truck grew revenue 7.2% and trucking revenues grew 20.4%. Even after all of the above, our team increased earnings per share by $0.05 per diluted share, or 38.5%, and adjusted earnings per share by $0.10 per diluted share, or 71.4%, year over year.

The team here is unwavering in its commitment to continue to improve results and outpace market forces in our operational and financial measures.  It was a tough quarter, but we persevered and produced a result that demonstrates progress toward becoming one of the best performing companies in our sector.  USA Truck is, indeed, back - and we are eager to achieve our full potential.”

Trucking: For the first quarter of 2019, Trucking operating revenue (before intersegment eliminations) increased $16.1 million, or 20.4%, to $94.9 million, compared to the first quarter of 2018.  This increase was primarily due to a 11.7% increase in base revenue per loaded mile. Trucking adjusted operating income was $2.3 million for the 2019 period, reflecting an adjusted operating ratio of 97.2%, compared to an adjusted operating loss of $0.6 million and an adjusted operating ratio of 100.8% for the comparable 2018 period. This represents an improvement of $2.1 million year-over-year in operating income and a 360 basis point improvement in operating ratio.

Trucking operations showed the following during the first quarter 2019:

•
Base revenue per available tractor per week increased $129 per week, or 4.0%, when compared to the first quarter of 2018, and decreased $72 per week, or 2.1% sequentially, primarily due to a seasonally robust 4th quarter freight environment and a seasonally slower 1st quarter freight environment.

•	Base revenue per loaded mile increased 11.7% to $2.244 for first quarter 2019 from $2.009 in first quarter 2018, and decreased $0.117, or 5.0% sequentially., in line with seasonal norms.

•
Loaded miles per available tractor per week decreased 112 miles, or 6.9%, when compared to the first quarter of 2018, but increased sequentially by 44 miles per tractor, or 3.0%. Deadhead percentage for first quarter 2019 increased 70 basis points year-over-year, but improved 200 points sequentially.

•
The average seated tractor count for the first quarter of 2019 was 1,767, which represented a 15.2% increase compared to our first quarter 2018 average of 1,534, and a 2 tractor increase sequentially over the fourth quarter 2018 average of 1,765. Average unseated tractor percentage for first quarter 2019 was 7.8% compared to 5.3% for the first quarter of 2018 and increased 150 basis points sequentially. These changes were primarily related to the increasingly challenging driver recruiting environment, combined with the OEM equipment delays late last year.

USAT Logistics: Operating revenue (before intersegment eliminations) was $41.4 million for the first quarter of 2019, a decrease of $5.3 million, or 11.4% year-over-year. Operating income decreased $0.5 million, or 19.0% year-over-year. We continue to deepen carrier and customer relationships regardless of market dynamics.

•	Gross margin dollars decreased 2.5%, or $0.2 million year-over-year, to $7.7 million for the first quarter 2019, and increased 18.3%, or $1.2 million sequentially.

•
Gross margin percentage for the first quarter of 2019 increased to 18.5% from 16.9% when compared to the same quarter in 2018, and increased 350 basis points sequentially from 15.0% for the fourth quarter of 2018.

•	Revenue per load decreased 14.9%, or $0 per load year-over-year, and 5.1%, or $0 per load, over fourth quarter of 2018.

•	Load count increased 4.1%, or 1,098 loads year-over-year, and 1.2%, or 317 loads, over fourth quarter of 2018.

Segment Results
The following table includes key operating results and statistics by reportable segment:

	Three Months Ended
	March 31,
Trucking:	2019	2018
Operating revenue (before intersegment eliminations) (in thousands)	$94,902	$78,846
Operating income (loss) (in thousands) (1)	$1,609	$(464)
Adjusted operating income (loss) (in thousands) (2)	$2,291	$(567)
Operating ratio (3)	98.3%	100.6%
Adjusted operating ratio (4)	97.2%	100.8%
Total miles (in thousands) (5)	42,764	38,542
Deadhead percentage (6)	13.4%	12.7%
Base revenue per loaded mile	$2.244	$2.009
Average number of available tractors (7)	1,916	1,619
Average number of in-service tractors (8)	1,954	1,654
Loaded miles per available tractor per week	1,504	1,616
Base revenue per available tractor per week	$3,375	$3,246
Average loaded miles per trip	487	539

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$41,449	$46,775
Operating income (in thousands) (1)	$2,312	$2,856
Adjusted operating income (in thousands) (2)	$2,312	$3,031
Gross margin (in thousands) (9)	$7,687	$7,884
Gross margin percentage (10)	18.5%	16.9%
Load count (in thousands)	27.6	26.5

(1)	Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).

(2)
Adjusted operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles and transaction costs related to acquisition, net of fuel surcharge revenue(a) from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.

(3)	Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).

(4)
Adjusted operating ratio is calculated as operating expenses (before intersegment eliminations) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition-related intangibles, and transaction costs related to acquisition, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue(a).

(5)	Total miles include both loaded and empty miles.

(6)	Deadhead percentage is calculated by dividing empty miles by total miles.

(7)	Available tractors are all those Company tractors that are available to be dispatched, including available unseated tractors, and our independent contractor fleet.

(8)	In-service tractors include all of the tractors in the Company fleet, including Company-operated tractors and independent contractors.

(9)	Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).

(10)	Gross margin percentage is calculated as gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity
As of March 31, 2019, total debt and lease liabilities was $182.0 million, total debt and lease liabilities, net of cash (“Net Debt”)(a), was $181.4 million and total stockholders’ equity was $83.3 million. Net Debt to Adjusted EBITDAR(a) for the trailing twelve months ended March 31, 2019 was 2.6x giving proforma effect to the Davis Transfer acquisition. The Company had approximately $50.0 million available to borrow under its Credit Facility as of March 31, 2019.

First Quarter 2019 Conference Call Information
USA Truck will hold a conference call to discuss its first quarter 2019 results on Friday, April 26, 2019 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link: https://services.choruscall.com/links/usak190426.html. A telephone replay of the call will also be available through May 3, 2019, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10130809.

(a) About Non-GAAP Financial Information
In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms base revenue, “Net Debt”, “EBITDAR”, “Adjusted EBITDAR”, “Adjusted operating ratio”, “Adjusted operating income (loss)", "Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Net Debt as total debt, including insurance premium financing and lease liabilities, net of cash. The Company defines EBITDAR as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit), depreciation and amortization and rent. The Company defines Adjusted EBITDAR as EBITDAR plus non-cash equity compensation, restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, and transaction costs related to acquisition. Adjusted operating ratio is calculated as operating expenses excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue, excluding fuel surcharge revenue. Adjusted operating income (loss) is defined as operating income (loss) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles, and transaction costs related to acquisition. Adjusted net income (loss) is defined as net income (loss) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles, and transaction costs related to acquisition. Adjusted earnings (loss) per diluted share is defined as earnings (loss) per diluted share plus the per-share impact of restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, and transaction costs related to acquisition, plus or minus the per share tax impact of those adjustments using a statutory income tax rate. The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as total debt, net income, cash flows from operating activities, operating ratio, diluted earnings per share, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements
Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Company Contact:

Jason Bates, EVP & CFO
(479) 471-2672
jason.bates@usa-truck.com

Chad Lane, Investor Relations
(479) 471-6680
chad.lane@usa-truck.com

USA TRUCK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,
Revenue	2019	2018
Operating revenue	$133,974	$125,013

Operating expenses
Salaries, wages and employee benefits	36,090	32,237
Fuel and fuel taxes	13,631	13,479
Depreciation and amortization	8,818	7,180
Equipment rent	2,720	2,718
Insurance and claims	7,280	5,602
Operations and maintenance	7,273	7,961
Purchased transportation	48,281	49,038
Operating taxes and licenses	1,117	502
Communications and utilities	767	713
Gain on disposal of assets, net	(145)	(169)
Restructuring, impairment and other costs (reversal)	—	(639)
Other	4,221	3,999
Total operating expenses	130,053	122,621
Operating income	3,921	2,392

Other expenses
Interest expense, net	1,741	818
Other, net	137	120
Total other expenses, net	1,878	938
Income before income taxes	2,043	1,454
Income tax expense	542	419

Consolidated net income and comprehensive income	$1,501	$1,035

Net earnings per share
Average shares outstanding (basic)	8,375	8,035
Basic earnings per share	$0.18	$0.13

Average shares outstanding (diluted)	8,399	8,040
Diluted earnings per share	$0.18	$0.13

GAAP TO NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollar amounts in thousands, except per share amounts) ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, RENT
Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Net income	$1,501	$5,325	$3,300	$2,544
Add:
Depreciation and amortization	8,818	6,932	6,735	7,477
Equipment rent	2,720	3,055	2,916	2,151
Income tax expense	542	1,862	1,272	821
Interest expense, net	1,741	1,187	811	833
EBITDAR	15,322	18,361	15,034	13,826
Add:
Non-cash equity compensation	589	559	437	304
Severance costs included in salaries, wages and employee benefits	319	—	—	—
Transaction costs relating to acquisition	—	239	325	—
Adjusted EBITDAR	$16,230	$19,159	$15,796	$14,130

ADJUSTED NET INCOME RECONCILIATION

	Three Months Ended
	March 31,
	2019	2018
Net income	$1,501	$1,035
Adjusted for:
Severance costs included in salaries, wages and employee benefits	319	711
Restructuring, impairment and other costs (reversal)	—	(639)
Amortization of acquisition related intangibles	363	—
Transaction costs relating to acquisition	—	—
Income tax effect of adjustments	(174)	(19)
Adjusted net income	$2,009	$1,088

ADJUSTED EARNINGS PER DILUTED SHARE RECONCILIATION

	Three Months Ended
	March 31,
	2019	2018
Earnings per diluted share	$0.18	$0.13
Adjusted for:
Severance costs included in salaries, wages and employee benefits	0.04	0.09
Restructuring, impairment and other costs (reversal)	—	(0.08)
Amortization of acquisition related intangibles	0.04	—
Transaction costs relating to acquisition	—	—
Income tax effect of adjustments	(0.02)	—
Adjusted earnings per diluted share	$0.24	$0.14

NET DEBT RECONCILIATION

	Three Months Ended
	March 31,
	2019	2018
Total current debt and lease liabilities	$28,141	$9,502
Long-term debt	92,450	53,750
Leases, less current maturities	61,406	27,600
Less: Cash	(584)	(6)
Net Debt	$181,413	$90,846

ADJUSTED OPERATING RATIO RECONCILIATION
(UNAUDITED)
(dollar amounts in thousands)

Consolidated	Three Months Ended
	March 31,
	2019	2018
Operating revenue	$133,974	$125,013
Less: fuel surcharge revenue	(15,607)	(14,734)
Base revenue	$118,367	$110,279
Operating expense	130,053	122,621
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(319)	(711)
Restructuring, impairment and other costs (reversal)	—	639
Amortization of acquisition related intangibles	(363)	—
Fuel surcharge revenue	(15,607)	(14,734)
Adjusted operating expense	$113,764	$107,815
Operating income	$3,921	$2,392
Adjusted operating income	$4,603	$2,464
Operating ratio	97.1%	98.1%
Adjusted operating ratio	96.1%	97.8%

Trucking Segment	Three Months Ended
	March 31,
	2019	2018
Operating revenue	$94,561	$78,733
Intersegment activity	341	113
Operating revenue (before intersegment eliminations)	94,902	78,846
Less: fuel surcharge revenue	(11,765)	(11,175)
Base revenue	$83,137	$67,671
Operating expense (before intersegment eliminations)	93,293	79,310
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(319)	(484)
Restructuring, impairment and other costs (reversal)	—	587
Amortization of acquisition related intangibles	(363)	—
Fuel surcharge revenue	(11,765)	(11,175)
Adjusted operating expense	$80,846	$68,238
Operating income (loss)	$1,609	$(464)
Adjusted operating income (loss)	$2,291	$(567)
Operating ratio	98.3%	100.6%
Adjusted operating ratio	97.2%	100.8%

USAT Logistics Segment	Three Months Ended
	March 31,
	2019	2018
Operating revenue	$39,413	$46,280
Intersegment activity	2,036	495
Operating revenue (before intersegment eliminations)	41,449	46,775
Less: fuel surcharge revenue	(3,842)	(3,559)
Base revenue	$37,607	$43,216
Operating expense (before intersegment eliminations)	39,137	43,919
Adjusted for:
Severance costs in salaries, wages and employee benefits	—	(227)
Restructuring, impairment and other costs (reversal)	—	52
Fuel surcharge revenue	(3,842)	(3,559)
Adjusted operating expense	$35,295	$40,185
Operating income	$2,312	$2,856
Adjusted operating income	$2,312	$3,031
Operating ratio	94.4%	93.9%
Adjusted operating ratio	93.9%	93.0%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)
Assets	March 31, 2019	December 31, 2018
Current assets:		(revised) (1)
Cash	$584	$989
Accounts receivable, net of allowance for doubtful accounts of $484 and $575, respectively	63,345	57,189
Other receivables	4,474	5,688
Inventories	742	722
Assets held for sale	2,296	2,611
Prepaid expenses and other current assets	7,102	7,675
Total current assets	78,543	74,874
Property and equipment:
Land and structures	32,981	32,434
Revenue equipment	290,506	280,623
Service, office and other equipment	28,379	28,094
Property and equipment, at cost	351,866	341,151
Accumulated depreciation and amortization	(115,811)	(115,766)
Property and equipment, net	236,055	225,385
Operating leases - right of use assets	15,433	—
Goodwill	5,231	4,926
Other intangibles, net	17,474	17,837
Other assets	1,713	1,003
Total assets	$354,449	$324,025
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	29,934	23,482
Current portion of insurance and claims accruals	17,270	15,852
Accrued expenses	7,308	9,366
Current maturities of finance leases	17,574	17,292
Current maturities of operating leases	8,423	—
Insurance premium financing	2,144	4,435
Total current liabilities	82,653	70,427
Deferred gain	223	84
Long-term debt	92,450	85,300
Finance leases, less current maturities	54,396	53,460
Operating leases, less current maturities	7,010	—
Deferred income taxes	24,463	23,518
Insurance and claims accruals, less current portion	9,963	9,963
Total liabilities	271,158	242,752
Stockholders’ equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,007,077 shares, and 12,011,495 shares, respectively	120	120
Additional paid-in capital	62,392	66,433
Retained earnings	79,968	78,467
Less treasury stock, at cost (3,420,044 shares, and 3,650,060 shares, respectively)	(59,189)	(63,747)
Total stockholders’ equity	83,291	81,273
Total liabilities and stockholders’ equity	$354,449	$324,025

(1) The balance sheet as of December 31, 2018 has been revised to include the effect of immaterial prior period adjustments.